UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported):  June 12, 2006

Travelzoo Inc.

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(Exact Name of Registrant as Specified in Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	000-50171 ------------------- (Commission File Number)	36-4415727 --------------------------- (I.R.S. Employer Identification Number)

590 Madison Avenue, 21st Floor, New York, New York -------------------------------------------------------------------------- (Address of Principal Executive Offices)	10022 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(212) 521-4200

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 13, 2006, the Compensation Committee of the Board of Directors of Travelzoo Inc. (the “Company”) adopted a revised Executive Bonus Plan, which will become effective on July 1, 2006.

The purpose of the plan is to reward qualifying members of the Company’s North America executive team for achieving their quarterly performance targets, which will be established under the budget for each quarter. Executives with a minimum of twelve months of service will be eligible to participate in the plan. The twelve month minimum service requirement is subject to waiver upon approval by the Compensation Committee of the Board of Directors. Individual discretionary rewards will not be made under the plan. If the specified targets are met for a quarter, each plan participant would be eligible to receive a bonus of $50,000 for that quarter, in addition to base salary. The executives who are eligible to receive bonuses under the plan are Ralph Bartel, Chief Executive Officer, Holger Bartel, Executive Vice President, Steve Ledwith, Chief Technology Officer, Wayne Lee, Vice President of Finance, and Shirley Tafoya, Senior Vice President of Sales.

On June 13, 2006, the Compensation Committee also approved an increase in the base salary of each of these executive officers of 5%, effective July 1, 2006.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)  Effective June 12, 2006, the Board of Directors of the Company appointed Wayne Lee, CPA, 34, to the newly created position of Vice President of Finance. In this capacity, Mr. Lee will act as the Company’s Chief Accounting Officer. He will be responsible for financial statements and financial reporting matters. Mr. Lee will serve in such capacity at the pleasure of the Board of Directors of the Company.

Mr. Lee has served as Director of Finance for the Company since December of 2005. From 2003 to 2005 he was Business Group Controller and North American Sales Controller of Novellus Systems, Inc, of San Jose, California. From 1998 to 2003 he was Assistant Controller of Allegis Corporation of San Francisco, California. Mr. Lee is a Certified Public Accountant who received his B.S. in Business Administration from the Walter A. Haas School of Business at the University of California, Berkeley in 1993.

The Company confirms the following:

a.)	There is no family relationship between Mr. Lee and any director or executive officer of the Company.

b.)	There was no arrangement or understanding between Mr. Lee and any other person pursuant to which he was appointed as Vice President of Finance.

c.)	There are no transactions between Mr. Lee and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Under this employment agreement with the Company, Mr. Lee is an at-will employee. His current salary is $170,000 per year, and he is eligible to participate in the Company’s Executive Bonus Plan, as described in Item 1.01 above.

Lisa Su served as the Company’s Chief Accounting Officer until June 12, 2006. She will continue to serve as Controller of the Company’s North American business segment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO INC. (Registrant)

Date: June 15, 2006	By:	/s/ Ralph Bartel
Ralph Bartel Chief Executive Officer